Exhibit 4

                              PLEDGE AGREEMENT


          THIS PLEDGE AGREEMENT (this "Agreement") dated May 24, 2004, is entered into by and between The Madison Avenue Capital Group II Trust, a trust formed under the laws of Colorado, Madison Liquidity Investors 104, LLC, Madison Liquidity Investors 100, LLC, Madison Liquidity 112, LLC, Madison Liquidity Investors 120, LLC, Windy City Investment, LLC, Madison Liquidity Investors 103, LLC, Madison Liquidity Investors 111, LLC, Madison Liquidity Investors 119, LLC (all Delaware limited liability companies, unless otherwise indicated), (each a "Pledgor", collectively the "Pledgors") and KALMIA INVESTORS, LLC, a Delaware limited liability company, as pledgee (the "Pledgee").


                       W I T N E S S E T H  T H A T :

          WHEREAS:

          The Pledgors, Madison Capital Management, LLC, a Nevada limited liability company ("Holdco") have entered into a Purchase Agreement dated May 24, 2004 (the "Purchase Agreement"), whereby, inter alia, each Pledgor has transferred to the Pledgee all of such Pledgor's respective rights, title and interest in, and claims to 10,512 Units, in the aggregate, of limited partnership interest of Westin Hotels Limited Partnership (the "Partnership"), all security entitlements thereof, together with all additions thereto, replacements thereof and substitutions therefor, all payments of dividends, cash, instruments, and other property from time to time received, receivable or otherwise distributed after March 31, 2004, in respect of, or in exchange for, or upon the conversion thereof, all rights and privileges of the Pledgors with respect thereto, and all proceeds thereof, whether now existing or hereafter arising, and the proceeds thereof (the "Collateral"). (Collateral not including any proceeds due to the Pledgors from the sale of the Units pursuant to the Purchase Agreement).

          (A) As a condition to the Pledgee's purchase of the Units and payment therefor, the Pledgee requires that each Pledgor individually and not jointly executes and delivers to the Pledgee this Agreement and grants the security interests contemplated hereby in order to create in favor of the Pledgee a valid and perfected pledge and security interest, as that term is defined in the Uniform Commercial Code of Delaware (the "Code"), in the Collateral, as security for the payment and performance of all of the obligations of such Pledgor jointly and severally with Holdco, not jointly or severally with any of the other Pledgors under or in connection with the Purchase Agreement, including the obligation to cause the general partner of the Partnership to transfer the Units to the name of the Pledgee and registration of the Units in the name of the Pledgee on the books of the Partnership (such obligations of each individual Pledgor and Holdco are hereinafter referred to as the "Secured Obligations").

          NOW, THEREFORE, in consideration of the premises, the parties hereby agree as follows:

          1. Grant of Security. As security for the Secured Obligations, each Pledgor individually, as legal and beneficial owners, hereby assigns, pledges, transfers and set over to the Pledgee and its successors and assigns, and hereby grants to the Pledgee a security interest in, all of such Pledgor's right, title and interest in and to the Collateral.

          2. Security for Secured Obligations. This Agreement secures the payment and performance of all of the Secured Obligations of each Pledgor individually and is not intended to cause any one Pledgor to secure the payment or performance obligations of any other Pledgor.

          3. Negative Pledge. Each Pledgor does hereby, individually and not jointly, warrant and represent that it has not assigned or pledged, and hereby covenants it will not assign or pledge so long as this Assignment shall remain in effect, any of its respective right, title or interest in the whole or any part of the Collateral hereby assigned to anyone other than the Pledgee, and it will take or omit to take any action, the taking or omission of which might result in an alteration or impairment of the rights hereby assigned or any of the rights created in this Agreement; and such Pledgor does hereby irrevocably appoint and constitute the Pledgee as such Pledgor's true and lawful attorney-in-fact with full power (in the name of such Pledgor or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys assigned hereby, to endorse any checks or other instruments or orders in connection therewith, to file any claims or take any action or institute any proceedings which the Pledgee may deem to be necessary or advisable in the premises and to file any and all Code financing statements or renewals thereof in connection with this Agreement without the signature of such Pledgor which the Pledgee may deem to be necessary or advisable in order to perfect or maintain the security interest granted hereby.

          4. Other Financing Statements and Liens. No Pledgor shall, without the prior written consent of the Pledgee, file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement, or file or authorize any like instrument, with respect to the Collateral in which the Pledgee is not named as the sole secured party.

          5. Preservation of Rights. The Pledgee shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

          6. Application of Proceeds. All moneys collected or received from time to time by the Pledgee pursuant to this Agreement shall be dealt with by the Pledgee in its sole discretion.

          7. Remedies. The security constituted by this Agreement shall be enforceable against a Pledgor if a default in the Secured Obligations shall have occurred and be continuing with respect to such Pledgor. (Such Pledgor is hereinafter referred to as a "Defaulted Pledgor.") It is the express understanding of the parties hereto that a default in the Secured Obligations of one Defaulted Pledgor PER SE shall not permit the Pledgee to enforce any rights with respect to any other Pledgor or the Collateral of any other Pledgor.

          In such case, the Pledgee may exercise, in respect of the Collateral of a Defaulted Pledgor, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a Pledgee on default under the Code (whether or not the Code shall be applied by the court in the jurisdiction in which enforcement of the security interest contained herein is sought) and also may (i) require the Defaulted Pledgors to, and the Pledgors hereby agree that, at such time they become a Defaulted Pledgor, they will at their own expense and upon request of the Pledgee forthwith, assemble all or any part of the Collateral as directed by the Pledgee and make it available to the Pledgee, at a place to be designated by the Pledgee which is reasonably convenient to the parties, and (ii) without notice, except as specified below, sell the Defaulted Pledgor's Collateral or any part thereof in one or more parcels at public or private sale, at any of the Pledgee's offices or elsewhere, for cash, and at such price or prices and upon such other terms as the Pledgee may deem commercially reasonable. The Pledgee shall give the Defaulted Pledgor at least ten days' notice of the time and place of any public sale. The Pledgors agree that should they become a Defaulted
Pledgor, ten days' notice of any such sale is commercially reasonable notification. The Pledgee shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          8. Non-Interference with Remedies; Specific Performance. (a) Each Pledgor individually agrees that following the occurrence and during the continuance of a default by such Pledgor in its respective Secured Obligations, it will not at any time, pledge, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of such Pledgor's Collateral or the possession thereof by any purchaser at any sale hereunder, and each Pledgor individually waives the benefit of all such laws to the extent they lawfully may do so. The Pledgors agree they will not interfere with any right, power or remedy of the Pledgee provided for in this Agreement now or hereafter existing at law or in equity or by statute or otherwise, or with the exercise or beginning of the exercise by the Pledgee of any one or more of such rights, powers or remedies.

          (b) The Pledgors agree that a breach of any of the agreements or covenants contained in this Agreement will cause irreparable injury to the Pledgee, that the Pledgee has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every agreement and covenant of a Pledgor contained in this Agreement shall be specifically enforceable against such Pledgor and only such Pledgor, individually and not jointly, and the Pledgors hereby waive and agree not to assert any defenses against an action for specific performance of such agreements or covenant.

          9. Further Assurances. The Pledgors agree that at any time and from time to time, upon the written request of the Pledgee, the Pledgors will promptly and duly execute and deliver any and all such further instruments and documents as the Pledgee may deem desirable in obtaining the full benefits of this Agreement and of the rights and powers herein granted.

          10. Remedies Cumulative and Not Exclusive; No Waiver. Each and every right, power and remedy herein given to the Pledgee shall be cumulative and shall be in addition to every other right, power and remedy of the Pledgee now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy, whether herein given or otherwise existing, may be exercised from time to time, in whole or in part, and as often and in such order as may be deemed expedient by the Pledgee, and the exercise or the beginning of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Pledgee in the exercise of any right or power or in the pursuance of any remedy accruing upon any breach or default by any person shall impair any such right, power or remedy or be construed to be a waiver of any such right, power or remedy or to be an acquiescence therein; nor shall the acceptance by the Pledgee of any security or of any payment of or on account of any of the amounts due from any person under or in connection with the Purchase Agreement or any document delivered in connection therewith and maturing after any breach or default or of any payment on account of any past breach or default be construed to be a waiver of any right to take advantage of any future breach or default or of any past breach or default not completely cured thereby.

          11. Invalidity. If any provision of this Agreement shall at any time for any reason be declared invalid, void or otherwise inoperative by a court of competent jurisdiction, such declaration or decision shall not affect the validity of any other provision or provisions of this Agreement, or the validity of this Agreement as a whole. In the event that it should transpire that by reason of any law or regulation, or by reason of a ruling of any court, or by any other reason whatsoever, the Agreement herein contained is either wholly or partly defective, the Pledgors hereby undertake to furnish the Pledgee with an alternative Agreement or alternative security and/or to do all such other acts as, in the sole and reasonable opinion of the Pledgee, shall be required in order to ensure and give effect to the full intent of this Agreement.

          12. Continuing Security. It is declared and agreed that the security created by this Agreement in the Collateral of a Pledgor shall be held by the Pledgee as a continuing security for performance of all the Secured Obligations of such Pledgor and no other Pledgor and that the security so created shall not be satisfied by an intermediate satisfaction of any part of such Pledgor's obligations and that the security so created shall be in addition to and shall not in any way be prejudiced or affected by any collateral or other security of a Pledgor now or hereafter held by the Pledgee for all or any part of the moneys hereby secured.

          13. Security Interest Absolute. All rights of the Pledgee and the security interest granted hereunder, and all Secured Obligations, shall be absolute and unconditional, irrespective of:

          (i)       any lack of validity or  enforceability of the Purchase
                    Agreement,   or  any  other   agreement  or  instrument
                    relating thereto;

          (ii) any change in the time, manner of, or in any other term of, all or any of the obligations of any Pledgor and Holdco or any other person under or in connection with the Purchase Agreement or any other amendment or waiver of or any consent to any departure from the Purchase Agreement or the terms thereof; or

          (iii) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Pledgors in respect of the Secured Obligations or this Agreement.

          14. Waiver; Amendment. None of the terms and conditions of this Assignment may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Pledgee and the Pledgors.

          15. Notices. Notices and other communications hereunder shall be in writing and may be sent by fax as follows:

          If to the Pledgors:

                                  Madison Capital Management, LLC
                                  6143 South Willow Drive
                                  Greenwood Village, Colorado 80111
                                  Attention:  John Gordon
                                  Tel.:  303 957 4210
                                  Fax:  303 957 2090

                    Copy to:
                                  Jonathan Baum
                                  39 Hollenbeck Avenue
                                  Great Barrington, Massachusetts 01230
                                  Tel.:  413 528 7980
                                  Fax: 413 528 6725

          If to the Pledgee:

                                  Kalmia Investors, LLC
                                  601 Carlson Parkway
                                  Suite 200
                                  Minnetonka, MN  55305
                                  Tel.:  952 476 7200
                                  Fax: 952 476 7201

or to such other address as a party shall from time to time specify in writing to the other parties. Any notice sent by facsimile shall be confirmed by letter dispatched as soon as practicable thereafter.

Every notice or other communication shall, except so far as otherwise expressly provided by this Assignment, be deemed to have been received (provided that it is received prior to 2 p.m. New York time; otherwise it shall be deemed to have been received on the next following Business Day) in the case of a facsimile on the date of dispatch thereof (provided further that if the date of dispatch is not a Business Day in the locality of the party to whom such notice or demand is sent, it shall be deemed to have been received on the next following Business Day in such locality), and in the case of a letter, at the time of receipt thereof.

          16. Successors and Assigns. Whenever in this Agreement reference is made to any person, such reference shall be deemed to include the successors and assigns of such person.

          17. Waiver of Jury Trial. IT IS MUTUALLY AGREED BY AND BETWEEN THE PARTIES HERETO THAT EACH OF THEM HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER PARTY HERETO ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT AND ANY SECURITY DOCUMENT TO WHICH THE PLEDGORS OR THE PLEDGEE MAY BE A PARTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          18. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT ANY REFERENCE TO CONFLICTS OF LAWS PRINCIPLES OF THAT STATE.

          19. Headings.  In this Assignment,  Section headings are inserted
for   convenience   of   reference   only  and  shall  be  ignored  in  the
interpretation hereof.

          20. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be deemed to be duplicate originals and which shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.



                                 THE MADISON AVENUE CAPITAL GROUP II
                                 TRUST

                                 By: /s/ Bryan E. Gordon
                                    ------------------------------
                                      Bryan E. Gordon
                                      Managing Director

                                 MADISON LIQUIDITY INVESTORS 104, LLC

                                 By: /s/ Bryan E. Gordon
                                    ------------------------------
                                      Bryan E. Gordon
                                      Managing Director

                                 MADISON LIQUIDITY INVESTORS 100, LLC

                                 By: /s/ Bryan E. Gordon
                                    ------------------------------
                                      Bryan E. Gordon
                                      Managing Director

                                 MADISON LIQUIDITY INVESTORS 112, LLC

                                 By: /s/ Bryan E. Gordon
                                    ------------------------------
                                      Bryan E. Gordon
                                      Managing Director

                                 MADISON LIQUIDITY INVESTORS 120, LLC

                                 By: /s/ Bryan E. Gordon
                                    ------------------------------
                                      Bryan E. Gordon
                                      Managing Director


                                 WINDY CITY INVESTMENT, LLC

                                 By: /s/ Bryan E. Gordon
                                    ------------------------------
                                      Bryan E. Gordon
                                      Managing Director

                                 MADISON LIQUIDITY INVESTORS 103, LLC

                                 By: /s/ Bryan E. Gordon
                                    ------------------------------
                                      Bryan E. Gordon
                                      Managing Director

                                 MADISON LIQUIDITY INVESTORS 111, LLC

                                 By: /s/ Bryan E. Gordon
                                    ------------------------------
                                      Bryan E. Gordon
                                      Managing Director

                                 MADISON LIQUIDITY INVESTORS 119, LLC

                                 By: /s/ Bryan E. Gordon
                                    ------------------------------
                                      Bryan E. Gordon
                                      Managing Director

                                 MADISON CAPITAL MANAGEMENT, LLC

                                 By: /s/ Bryan E. Gordon
                                    ------------------------------
                                      Bryan E. Gordon
                                      Managing Director

                                 KALMIA INVESTORS, LLC

                                 By: Smithtown Bay, LLC
                                     Manager

                                 By: Global Capital Management, Inc.
                                     Manager

                                 By: /s/ Thomas Siering
                                    ------------------------------
                                     Thomas Siering
                                     Vice President


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